EXHIBIT 10.1
SILA REALTY TRUST, INC.
DEFERRED STOCK AWARD AGREEMENT

Name of Recipient:
Target Number of Deferred Stock Units:            (“Target Award”)

Award Date:

THIS AGREEMENT (the “Agreement”) is made and entered into as of the date set forth above (the “Award Date”), by and between Sila Realty Trust, Inc., a Maryland corporation (the “Company”), and the individual Recipient noted above (the “Recipient”). Unless otherwise indicated, all capitalized terms used in this Agreement are defined in the Plan as of the Award Date or in the “Definitions” section of Exhibit A. Exhibit A is incorporated by reference and is included in the definition of “Agreement.”
W I T N E S S E T H:
WHEREAS, the Company has adopted the Sila Realty Trust, Inc. Amended and Restated 2014 Restricted Share Plan (the “Plan”);
WHEREAS, Recipient is an officer of the Company; and
WHEREAS, the Board of Directors of the Company (the “Board”) or a committee thereof has authorized the grant under the Plan to Recipient of a Deferred Stock Award under the Plan and the Company and Recipient wish to confirm herein the terms, conditions, and restrictions of the Deferred Stock Award;
NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1	AWARD OF SHARES
1.1    Award of Deferred Stock Units. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to Recipient this Deferred Stock Award that provides for a “target” number of Deferred Stock Units identified above (the “Target Award”). The actual number of shares of Common Stock earned under the Target Award, if any, may range from 50% to 200% of the Target Award. By the execution of this Agreement, the Recipient hereby accepts this Deferred Stock Award subject to all terms and provisions of this Agreement and the Plan, which is incorporated herein by this reference.
1.2    Vesting of Deferred Stock Units. Recipient shall earn and become vested in the Deferred Stock Units based on the Company’s achievement of performance metrics from January 1, 2026 through December 31, 2028 (the “Performance Period”). The number of shares of Common Stock included in the Target Award that are earned hereunder (the “Earned Shares”) will be based on the Company’s relative Total Shareholder Return (“TSR”) as measured against its peers. The number of Earned Shares will be determined by reference to the Company’s TSR as compared to the TSR of two comparator groups; (i) one-half will be based on the Company’s TSR as compared to the MSCI US REIT Index; and (ii) one-half will be based on the Company’s TSR as compared the Net Lease REIT Peer Group as defined in Exhibit B. The portion of the Target Award earned under each of the two metrics is shown on the table below:

Relative TSR Ranking:	Percentage of Target Shares Earned:
Below 25th Percentile 25th Percentile 50th Percentile 75th Percentile or Better	0% 50% 100% 200%

(a) Total Shareholder Return. TSR will be calculated for the Company and each peer company in the comparator groups. TSR means the percentage appreciation (positive or negative) in the fair market value (as reported on the applicable exchange or reporting system) of one share of the stock of the company over the Performance Period, assuming the reinvestment of dividends on the ex‐dividend date. The fair market value shall be adjusted for any stock split or other similar changes in capitalization. The fair market value for the respective measurement dates shall be based on the reported values at the beginning and the end of the Performance Period.

(b)    Calculation of Ranking. The companies in the two comparator groups, and the Company, will be arranged highest to lowest by their respective TSR. The Company’s percentile rank will be determined by dividing (i) the number of entities with a TSR lower than the Company, by (ii) the total number of entities in the comparator group.

(c)    Adjustments to MSCI Index. Any company in the MSCI US REIT Index that is not publicly traded for the entire Performance Period shall be excluded from the group. However, any company that files for bankruptcy or is delisted during the Performance Period shall be included with TSR performance as -100%.

(d)    Adjustments to Net Lease REIT Peer Group. The Committee retains the discretion to make adjustments to recognize special or non‐recurring situations or circumstances with respect to the Company or any other company in the Net Lease REIT Peer Group for any year during the Performance Period. Such circumstances include but are not limited to merger and acquisition activity, spin‐off or a divestiture. Any company that files bankruptcy or is delisted during the Performance Period shall be included with TSR performance as ‐100%.

(e)    Interpolation. The percentage of the Target Award that becomes Earned Shares for performance in between the percentiles on the table will be calculated by straight-line interpolation.

1.3    Vesting of Earned Shares; Forfeiture. The Earned Shares calculated under Section 1.2 will become fully vested at the end of the Performance Period, except as provided below, provided that the Recipient continuously provides Service during such Performance Period. As used herein, the term “Service” shall mean Recipient’s performance of services for the Company (or any direct or indirect subsidiary of the Company) in the capacity of employee, non-employee director or consultant. The calculation of Earned Shares and vesting if the Recipient ceases to provide Service prior to the end of the Performance Period will be determined as follows in each of the following circumstances:

(a)    Death. Upon the death of the Recipient during the Performance Period, 100% of the Target Award will treated as Earned Shares and will be fully vested at the time of death.

(b)    Disability, Good Reason, Without Cause. Upon termination of Service that is due to disability, resignation for Good Reason or termination without Cause, the Earned Shares will be calculated at the end of the Performance Period. The number of Earned Shares will be reduced pro rata for the portion of the Performance Period in which the Recipient performed Services and will be fully vested at the end of the Performance Period.

(c)    For Cause, Without Good Reason. All Deferred Stock Units will be forfeited if the Recipient’s Service is terminated for Cause or if the Recipient resigns Service without Good Reason during the Performance Period.

(d)    Change in Control. The Earned Units will be calculated as the greater of (i) the actual performance of the Company treating the date of the Change in Control as the end of the Performance Period, and (ii) 100% of the Target Award. The Earned Units will be fully vested on a Change in Control.

(e)    Retirement. Upon the “retirement” of the Recipient (as determined by the Committee), the Target Award will be treated as Earned Shares and vested as determined by the Committee in its discretion.

(f)        Other Termination of Service. The Committee may treat Deferred Stock Units that would be forfeited as Earned Shares and vested in any percentage determined by the Committee from time to time.

(g)    Forfeiture. Any portion of this Deferred Stock Award that does not become vested upon termination of Service will be immediately forfeited.
1.4    Settlement of Earned Shares. As soon as practicable after the last day of the Performance Period (and in all events no later than March 15 of the calendar year following the last day of the Performance Period) the Company shall issue to the Recipient (or any permitted transferee) a number of shares of Common Stock that is equivalent to the Earned Shares that became vested. Dividend Equivalents on the Earned Shares will be accrued during the Performance Period and until the Common Stock has been issued to the Recipient. Dividend Equivalents will be paid in cash at the time Common Stock is issued with respect to the Earned Shares. For purposes of this Section 1.4, the death of the Recipient or the occurrence of a Change of Control shall be treated as the last day of the Performance Period.
1.5    Stockholder Rights; Dividend Equivalents. Recipient shall not be a stockholder with respect to the Deferred Stock Units until the Earned Shares are earned following the end of the Performance Period or other vesting event. However, the Recipient shall be entitled to Dividend Equivalents with respect to the Earned Shares, as described herein. If the Company declares a normal cash dividend, special cash dividend or special cash distribution on its shares of Common Stock and the record date of such normal cash dividend, special cash dividend or special cash distribution is after the Award Date and prior to the date shares of Common Stock are issued pursuant to Section 1.3 in respect of any Earned Shares, the Recipient shall receive a Dividend Equivalent credit equal to such normal cash dividend, special cash dividend or special cash distribution for each outstanding Earned Share. Any such Dividend Equivalent credits shall be accumulated (without interest) and shall be subject to the same terms and conditions as are applicable to the Deferred Stock Units to which the Dividend Equivalents relate, including, without limitation, the restrictions on transfer, forfeiture, vesting and payment provisions contained in this Agreement. For avoidance of doubt, Dividend Equivalents shall be paid in cash on the date the Earned Shares to which they relate are converted into shares of Common Stock and they shall only be paid with respect to Earned Shares that become vested. Any dividends or distributions paid in the form of Common Stock of the Company or other securities shall be considered additional Deferred Stock Units and shall be subject to all terms and provisions of this Agreement as the underlying Deferred Stock Units. The Recipient shall have all voting rights applicable to shares of Common Stock for which the record date is on or after the date the shares are issued pursuant to Section 1.4, and no voting rights shall apply prior to such issuance. The Recipient shall have no rights whatsoever (dividend, voting or otherwise) with respect to Deferred Stock Units that are forfeited.
1.6 Tax Withholding. If the Recipient is an employee of the Company or a direct or indirect subsidiary of the Company, the following federal and state income tax withholding provisions shall apply:
(a)    Share Withholding. Upon the vesting of Earned Shares described in Section 1.3, the Company shall withhold from the Recipient 40% (in whole shares) from the Earned Shares that would be delivered or paid to the Recipient to satisfy the withholding tax obligations imposed on the Company by reason of the vesting of the Earned Shares, but not less than the number of whole shares required to satisfy the Company’s minimum tax withholding obligations.
(b)    Direct Payment on or prior to Share Delivery. The Recipient may, on or before the date on which any Earned Shares would be delivered to Recipient hereunder deliver to the Company cash and/or a check payable to the Company in the amount of all withholding obligations (whether federal, state or local) imposed on the Company. Such election shall be made by completing the election form at Exhibit C attached. If the Recipient fails to timely make an election with respect to the vesting of any Earned Shares, then the share withholding method specified in Section 1.6(a) shall automatically apply.
(c)    Dividend Equivalent Withholding. Tax withholding due on Dividend Equivalents will be withheld in cash and deducted from the amount of the Dividend Equivalents payable to the Recipient.
1.7 Investment Representations. Recipient hereby represents, warrants, covenants, and agrees with the Company as follows:
(a) The Deferred Stock Units and any Earned Shares that are acquired by Recipient will be acquired for Recipient’s own account without the participation of any other person, with the intent of holding the Earned Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Earned Shares and not with a view to, or for resale in connection with, any distribution of the Earned Shares, nor is Recipient aware of the existence of any distribution of the Earned Shares;

(b) Recipient is not acquiring the Deferred Stock Units or the Earned Shares based upon any representation, oral or written, by any person with respect to the future value thereof, or income therefrom, but rather upon an independent examination and judgment as to the prospects of the Company;
(c) The Deferred Stock Units and Earned Shares were not offered to Recipient by means of publicly disseminated advertisements or sales literature, nor is the Recipient aware of any offers made to other persons by such means;
(d) Recipient is able to bear the economic risks of the investment in the Deferred Stock Units and the Earned Shares, including the risk of a complete loss of Recipient’s investment therein;
(e) Recipient understands that the Deferred Stock Units and the Earned Shares will be issued to Recipient under a registration statement on SEC Form S-8 and is subject to the conditions of such registration and, if the Recipient is deemed to be an “affiliate” of the Company, any resale of the Earned Shares by the Recipient will be subject to the limitations of Rule 144 promulgated under the Securities Act of 1933;
(f) Recipient has such knowledge and experience in financial and business matters that Recipient is capable of evaluating the merits and risks of acquiring the Deferred Stock Units hereunder and Recipient is able to bear the economic risk of such acquisition; and

(g) The agreements, representations, warranties, and covenants made by Recipient herein extend to and apply to all of the Earned Shares of the Company issued to Recipient pursuant to this Deferred Stock Unit Award. Acceptance by Recipient thereof shall constitute a confirmation by Recipient that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

2	RESTRICTIONS
2.1 Restrictions on Deferred Stock Units. The Deferred Stock Units may not be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Recipient and any attempt to do so shall be null and void ab initio.

2.2 Market-Stand-Off Agreement. Recipient agrees that, if requested by the Company and its underwriters, Recipient will enter into a lock-up or similar agreement not to sell or offer to sell any securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed in the underwritten offering.

3	GENERAL PROVISIONS
3.1 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no Common Stock shall be issued except, in the reasonable judgment of the Board, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.
3.2 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
3.3 Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.
3.4 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
3.5 Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

3.6 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
3.7 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
3.8 No Employment Rights Created. Neither the establishment of the Plan nor the award of the Deferred Stock Award hereunder shall be construed as giving Recipient the right to continued employment with the Company.
3.9 Capitalized Terms. All capitalized terms used in this Agreement shall have the meanings given to them herein or in the Plan.
3.10 No Disclosure Duty. The Recipient and the Company acknowledge and agree that the Company and its directors, officers or employees shall have no duty or obligation to disclose to the Recipient any material information regarding the business of the Company or affecting the value of its Common Stock.
3.11 Tax Consequences. RECIPIENT REPRESENTS THAT RECIPIENT HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH, AND HAS FULLY CONSULTED WITH, RECIPIENT’S OWN TAX CONSULTANTS REGARDING HIS OR HER TAX CONSEQUENCES WITH RESPECT TO THE DEFERRED STOCK UNITS AND THE RESULTING IMPACT ON RECIPIENT’S PERSONAL TAX SITUATION, PRIOR TO ENTERING INTO THIS AGREEMENT AND THAT RECIPIENT IS RESPONSIBLE FOR HIS OR HER OWN PERSONAL TAX MATTERS AND IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. RECIPIENT UNDERSTANDS THAT RECIPIENT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF RECIPIENT’S RECEIPT AND DISPOSITION OF THE SHARES. RECIPIENT UNDERSTANDS THAT RECIPIENT SHALL BE SUBJECT TO THE WITHHOLDING PROVISIONS OF SECTION 1.6 HEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

COMPANY:	RECIPIENT:
SILA REALTY TRUST, INC.:

By:
Its:

EXHIBIT A

DEFINITIONS
A.    Agreement shall mean this Deferred Stock Unit Agreement.
B.    Cause shall have the meaning ascribed to such term (or term of similar import) in the Recipient’s employment or similar agreement with the Company or, in the absence of such an agreement or a definition of cause (or term of similar import) in such agreement, shall have the meaning ascribed to such term in the Plan.
C.    Code shall mean the Internal Revenue Code of 1986, as amended from time to time.
D.    Committee shall mean the Compensation Committee of the Board of Directors.
E.    Common Stock shall mean the common stock of the Company.
F.    Company shall mean Sila Realty Trust, Inc., and any successor thereto.
G.    Disability shall mean a physical or mental impairment that substantially limits one or more major life activities and prevents the Recipient from performing his or her duties for the Company.
H.    Dividend Equivalent shall mean a right to receive the equivalent value of dividends paid on shares of Common Stock on Earned Shares as if such shares were outstanding during the Performance Period, as described in Section 1.4.
I.    Earned Shares shall mean the number of shares of Common Stock under the Target Award that have been earned as provided in Sections 1.2 and 1.3.
J.    Good Reason shall have the meaning ascribed to such term (or term of similar import) in the Recipient’s employment or similar agreement with the Company or, in the absence of such an agreement or a definition of cause (or term of similar import) in such agreement, shall have the meaning ascribed to such term in the Plan.
K.    Plan shall mean the Sila Realty Trust, Inc. Amended and Restated 2014 Restricted Share Plan.
L.    Recipient shall mean the individual shown on this Agreement as the Recipient.

EXHIBIT B

Netlease REIT Peer Group Companies

Agree Realty Corporation
Alexandria Real Estate Equities, Inc.
Alpine Income Property Trust, Inc.
Broadstone Net Lease, Inc.
CareTrust REIT, Inc.
Essential Properties Realty Trust, Inc.
Four Corners Property Trust, Inc.
FrontView REIT, Inc.
Getty Realty Corp.
Gladstone Commercial Corporation
Global Medical REIT Inc.
Global Net Lease, Inc.
Healthcare Realty Trust Incorporated
LTC Properties, Inc.
Medical Properties Trust, Inc.
National Health Investors, Inc.
Net Lease Office Properties
NETSTREIT Corp.
NNN REIT, Inc.
Omega Healthcare Investors, Inc.
One Liberty Properties, Inc.
Orion Properties Inc.
Peakstone Realty Trust
Postal Realty Trust, Inc.
Realty Income Corporation
Sabra Health Care REIT, Inc.
Strawberry Fields REIT, Inc.
W. P. Carey Inc.

EXHIBIT C

WITHHOLDING ELECTION

TO:	Sila Realty Trust, Inc.

RE:	Withholding Election

This election relates to the number of Deferred Stock Units described below (the “Vested Shares”):

Number of Vested Shares:

Date of Vesting:

Deferred Stock Unit Agreement:
Deferred Stock Unit Agreement between the Recipient (designated below) and Sila Realty Trust, Inc. (the “Company”).

Date of Agreement:

Target Number of Deferred Stock Units subject to Agreement:

 I, the undersigned Recipient, hereby certify that:
-My correct name and my current address are set forth at the end of this document.
-I have read and understand the Agreement and understand that in the absence of an election, tax withholding obligations regarding the Earned Shares subject to the Agreement will be satisfied by the Company withholding 40% of the number of whole Earned Shares, but not less than the number of whole shares required to satisfy the Company’s minimum tax withholding obligations.
-I do hereby elect to pay to the Company the entire amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of the Earned Shares (the “Withholding Obligations”) by cash or by check on or before the Date of Vesting.
-I understand that capitalized terms used in this Withholding Election without definition herein shall have the meanings given to them in the Restricted Stock Agreement and in the Plan.

RECIPIENT:
Dated this day of , 20

Recipient’s Address:

Printed Name: